EXHIBIT 10-D


                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


     This Amendment No. 1 to Employment Agreement is effective as of January 30, 1996 by and between Munsingwear, Inc., a Delaware corporation (the "Company") and Lowell M. Fisher (the "Employee").

     WHEREAS, Employee and the Company are parties to that certain Employment Agreement dated May 1, 1995 (the "Employment Agreement") and Employee is the recipient of various stock option grants pursuant to stock option agreements between Employee and the Company (the "Stock Option Agreements"); and

     WHEREAS, Employee and the Company desire to make certain amendments to the Employment Agreement and the Stock Option Agreements;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the Company and Employee hereby agree as follows:

     1. Compensation. Section III(a) of the Employment Agreement is hereby amended to delete the number $175,000 and replace it with the number $180,000 with the effect that the base salary of Employee shall be at a rate of not less than $180,000 per annum.

     2. Termination. Section IV(a)(1) is hereby amended to delete the clause "an amount equal to his annual base salary in twelve (12) equal monthly payments" and replace it with the clause "an amount equal to one and one-half (1 1/2) times his annual base salary in eighteen (18) equal monthly payments." Section IV(a)(2) is hereby amended to delete references to a period of "twelve" months and insert references to a period of "eighteen" months. The effect of the foregoing amendments will be to extend the period of time during which Employee is eligible to receive the benefits set forth in Section IV(a) to a period of eighteen months upon the occurrence of the events set forth in Section IV(a).

     3. Home Computer. At such time as Employees employment with the Company is terminated for any reason whatsoever, Employee shall have the option, in Employee's sole discretion, to purchase the personal computer currently owned by the Company and used by Employee at his home. The purchase price for such purchase shall be the lesser of (i) the fair market value of such computer (as such fair market value may be agreed between Employee and a representative of the Company designated by the Company's Board of Directors) and (ii) the net book value of the computer as reflected on the Company's books and records.

     4. Stock Option Agreements. All Stock Option Agreements are hereby amended to modify the time for exercise upon termination of employment in the following manner, notwithstanding any provisions to the contrary contained in the Stock Option Agreements or the 1991 Stock Plan of the Company: (i) references in the sections on termination of employment to the exercise of options within "ten
(10) days" shall be amended to permit exercise within "thirty (30) days" and
(ii) references in the sections on termination of employment to the exercise of options within "sixty (60) days" shall be amended to permit exercise within "six
(6) months." Employee and the Company hereby further agree that the foregoing amendment to previously granted stock options shall also apply to any stock options granted on or after the date of this Agreement. Employee hereby acknowledges his understanding that the foregoing amendment will have the effect of disqualifying any previously granted or hereafter granted stock option for treatment as an "incentive stock option," as that term is defined in Section 422 of the Internal Revenue Code.

     5. Miscellaneous. All terms and conditions of the Employment Agreement and the Stock Option Agreements not specifically amended by this Agreement shall remain in full force and effect. This Agreement shall be construed in accordance with the laws of the State of Minnesota and, together with the Employment Agreement and the Stock Option Agreements, constitutes the entire agreement between the parties hereto with respect to the matters contemplated by the Employment Agreement and Stock Option Agreements.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first above written.


                                         MUNSINGWEAR, INC.


                                         By__________________________________
                                           Its Chairman of the Board
                                           of Directors


                                         By__________________________________
                                            Lowell M. Fisher